UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(703) 992-9325

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective May 16, 2023, Mr. Carlos Aldavero (“Mr. Aldavero”) is no longer affiliated with Dominari Holdings Inc. (the “Company”) or Dominari Financial Inc. (“Dominari Financial”). On June 5, 2023, the Company and Dominari Financial entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Mr. Aldavero whereby Mr. Aldavero voluntarily resigned from Dominari Financial.

Item 8.01 Other Events.

The Settlement Agreement referenced in Item 5.02 provides for a one-time payment by the Company to Mr. Aldavero and/or his designees in the total amount of $225,000.00 on or before June 15, 2023. The Settlement Agreement requires Mr. Aldavero to have the litigation he filed against the Company dismissed by June 16, 2023, and also provides for his complete release of any and all claims, suits or other actions against the Company, Dominari Financial, or any of their affiliates or subsidiaries. The Settlement Agreement also contains customary mutual non-disparagement provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 6, 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

2